EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements previously filed by Occidental Petroleum Corporation of our report dated February 17, 2000, with respect to the financial statements of Altura Energy Ltd. included in this Form 8-K:

Form S-8 (No. 33-5487) 1978 Stock Option
Form S-8 (No. 33-5490) OXY USA Thrift Plan
Form S-8 (No. 33-14662) 1987 Stock Option
Form S-8 (No. 33-23798) Occidental Petroleum Corporation Savings Plan
Form S-3 (No. 33-40054) Dividend Reinvestment
Form S-8 (No. 33-44791) Occidental Chemical Corporation Savings and Investment
        Plan
Form S-8 (No. 33-47636) 1987 Stock Option additional shares
Form S-3 (No. 33-60492) Registration of Medium Term Notes, Series B
Form S-3 (No. 33-59395) Registration of $750 million of debt securities
Form S-3 (No. 33-63991) Registration of 2,270,290 shares of its common stock Form S-8 (No. 33-64719) Occidental Petroleum Corporation 1995 Incentive Stock
        Plan
Form S-8 (No. 333-02901) 1996 Restricted Stock Plan for Non-employee Directors Form S-3 (No. 333-11725) Registration of 3,493,427 shares of its common stock Form S-3 (No. 333-11897) Registration of2,018,928 shares of its common stock Form S-8 (No. 333-17879) Midcon Corp. Savings Plan
Form S-3 (No. 333-21019) Registration 118,275 shares of its common stock
Form S-3 MEF (No. 333-49207) Registration of $150 million of debt securities Form S-3 (No. 333-52053) Registration of $.8 million of debt securities
Form S-3 MEF (No. 333-67385) Registration of $70 million of debt securities
Form S-3 (No. 333-69303) Registration of $1.4 billion of senior debt securities and subordinated debt securities
Form S-8 (No. 333-72719) Occidental Petroleum Corporation Savings Plan
Form S-8 (No. 333-72721) Occidental Chemical Corporation Savings and Investment
        Plan
Form S-8 (No. 333-78031) 1995 Incentive Stock Plan
Form S-8 (No. 333-79613) Oxy Vinyls, LP Savings Plan
Form S-3 (No. 333-79541) Registration of $1 billion of senior debt securities, subordinated debt securities, depositary shares and preferred securities


/s/ ERNST & YOUNG

Houston, Texas
May 10, 2000